UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 27, 2002

MEGO FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	1-8645	13-5629885

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4310 Paradise Road, Las Vegas, NV		89109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 737-3700

Item 5. Other Events
SIGNATURES

MEGO FINANCIAL CORP.

FORM 8-K

February 27, 2002

Item 5. Other Events

     On February 27, 2002, Mego Financial Corp. (the “Company”) issued 500,000 shares of its common stock to Charles K. Stewart for a purchase price of $2,000,000 in cash. The shares were issued pursuant to the Subscription Agreement dated December 13, 2001, between the Company and Doerge Capital Management (Annex C to the Company’s Proxy Statement filed December 31, 2001). The rights and obligations of the subscriber were assigned to and assumed by Mr. Stewart.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGO FINANCIAL CORP.

Date: February 28, 2002	By:	/s/ Floyd W. Kephart

Name: Floyd W. Kephart Title: Chief Executive Officer